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                                                                   EXHIBIT 99.10


                             CONSENT OF PERSON NAMED
                          AS ABOUT TO BECOME A DIRECTOR


         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I John P. Rigas, hereby consent to be named as a person about to become a director of World Access, Inc. in the Registration Statement on Form S-4 (File No. 333-89479) of World Access, Inc.


                                             /s/ John P. Rigas
                                             --------------------
                                             John P. Rigas

Dated:  November 3, 1999